MANAGEMENT AGREEMENT AMENDMENT


          THIS AGREEMENT amends the Management Agreement entered into as of the 1st day of July, 1987, by and between NORTHWEST ENGINEERING COMPANY, (now TEREX CORPORATION), of 201 West Walnut Street, Green Bay, WI 54303, a Delaware corporation (hereinafter referred to as "TEX"), and KCS INDUSTRIES, INC., a Delaware corporation, of 500 Post Road East, Suite 320, Westport, CT 06880, (hereinafter referred to as "KCS").

          WHEREAS, TEX and KCS entered into a Management Agreement as of the 1st day of July, 1987 (the "Agreement"); and

          WHEREAS, TEX wishes to continue to receive the services provided by KCS to TEX under the Agreement; and

          WHEREAS, KCS, effective Janaury 1, 1993, has decided to conduct its business in the form of a limited liability compnay ("KCS INDUSTRIES, L.C.", a Florida limited liability company) which acts as the general partner of a related limited partnership ("KCS INDUSTRIES, L.P.", a Connecticut Limited Partnership), and;

          WHEREAS, the parties wish to substitute KCS INDUSTRIES, L.C. and/or KCS INDUSTRIES, L.P. for KCS INDUSTRIES, INC. in the Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

          (1) KCS as used in the Agreement shall mean KCS INDUSTRIES, L.C. and/or KCS INDUSTRIES, L.P. as either of them may designate from time to time.

          (2) All other terms of the Agreement shall remain in full force and effect.


KCS INDUSTRIES, INC.                    TEREX CORPORATION
("KCS")                                 ("TEX")



BY:  /s/  Marvin B. Rosenberg           BY:  /s/  Randolph W. Lenz
          Marvin B. Rosenberg                     Randolph W. Lenz

ITS:      Vice President                ITS:      President

DATE:     January 1, 1993               DATE:     January 1, 1993